Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 23, 2020, with respect to the financial statements and supplemental information included in the Annual Report of Navistar, Inc. Retirement Accumulation Plan on Form 11-K for the year ended December 31, 2019. We consent to the incorporation by reference of said report in the Registration Statement of Navistar International Corporation on Form S-8 (File No. 333-162266).
/s/ Grant Thornton LLP
Chicago, Illinois
June 23, 2020